As filed with the Securities and Exchange Commission on July 1, 1999

                                              Registration No. 333-
--------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                            ______________________

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                            ______________________

                       PRIMUS KNOWLEDGE SOLUTIONS, INC.
            (Exact name of registrant as specified in its charter)

                         Washington                                                        91-1350484
(State or other jurisdiction of incorporation or organization)                (I.R.S. Employer Identification No.)

                                  Suite 1900
                               1601 Fifth Avenue
                           Seattle, Washington 98101
         (Address of principal executive offices, including zip code)

    PRIMUS KNOWLEDGE SOLUTIONS, INC. 1999 STOCK INCENTIVE COMPENSATION PLAN PRIMUS KNOWLEDGE SOLUTIONS, INC. 1995 STOCK INCENTIVE COMPENSATION PLAN
        SYMBOLOGIC CORPORATION NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
      SYMBOLOGIC CORPORATION EMPLOYEE STOCK OPTION AND RESTRICTED STOCK
                                  AWARD PLAN
       PRIMUS KNOWLEDGE SOLUTIONS, INC.1999 EMPLOYEE STOCK PURCHASE PLAN
                           (Full title of the plans)

                               MICHAEL A. BROCHU
                     President and Chief Executive Officer
                       Primus Knowledge Solutions, Inc.
                         1601 Fifth Avenue, Suite 1900
                               Seattle, WA 98101
                                (206) 292-1000
(Name, address and telephone number, including area code, of agent for service)
                            ______________________

                                  Copies to:

                                GREGORY GORDER
                               PERKINS COIE LLP
                         1201 Third Avenue, 40th Floor
                        Seattle, Washington 98101-3099

                            ______________________

                        CALCULATION OF REGISTRATION FEE

====================================================================================================================================
         Title of Securities                     Number to Be      Proposed Maximum        Proposed Maximum            Amount of
           to Be Registered                      Registered(1)      Offering Price      Aggregate Offering Price    Registration Fee
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.025 par value, subject to
outstanding options with fixed exercise
prices under the:
------------------------------------------------------------------------------------------------------------------------------------
Non-Employee Director Stock Option Plan              8,332            $  2.25(2)            $18,747.00
------------------------------------------------------------------------------------------------------------------------------------
Primus Knowledge Solutions, Inc. 1995
Stock Incentive Compensation Plan                2,710,097            $  4.54(2)        $12,303,840.38
------------------------------------------------------------------------------------------------------------------------------------
Symbologic Corporation Employee Stock              235,214            $  1.98(2)        $   465,723.72
Option and Restricted Stock Award Plan
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.025 par value, not subject
to outstanding options or not having fixed
exercise prices under the:
------------------------------------------------------------------------------------------------------------------------------------
Primus Knowledge Solutions, Inc. 1999            2,309,482             $11.00(3)        $25,404,302.00
Stock Incentive Compensation Plan
------------------------------------------------------------------------------------------------------------------------------------
Primus Knowledge Solutions, Inc. 1999            1,000,000             $11.00(3)        $11,000,000.00
Employee Stock Purchase Plan
====================================================================================================================================
   TOTAL:                                        6,263,125                              $49,192,613.10               $13,676
====================================================================================================================================

(1) Based on shares subject to outstanding options or reserved for future issuance pursuant to employee benefit plans as of June 30, 1999, together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to such employee benefit plans as the result of any future stock split, stock dividend or similar adjustment of the registrant's outstanding Common Stock.
(2) Computed pursuant to Rule 457(h) under the Securities Act of 1933, as amended, based upon the exercise prices of options granted as of the filing date of this Registration Statement. With respect to the Primus Knowledge Solutions, Inc. 1995 Stock Incentive Compensation Plan, the per share offering price of $4.54 represents the weighted average of the exercise prices of currently outstanding grants, which range from $3.00 per share to $10.50 per share. With respect to the Symbologic Corporation Employee Stock Option and Restricted Stock Award Plan, the per share offering price of $1.98 represents the weighted average of the exercise prices of currently outstanding grants, which range from $.03 per share to $3.00 per share. With respect to the Non-Employee Director Stock Option Plan, all of the 8,332 outstanding options have an exercise price of $2.25 per share.
(3) Estimated as of June 30, 1999, solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended. The proposed maximum offering price is $11.00, which is the initial offering price of the Common Stock.

                                    PART II

                INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

          The following documents filed with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference in this Registration Statement:

               (a) The registrant's prospectus filed with the SEC on July 1, 1999 under Rule 424(b) of the Securities Act of 1933, as amended; and

               (b) The description of the registrant's Common Stock contained in the Registration Statement on Form 8-A filed on June 4, 1999, under Section 12(g) of the Exchange Act, including any amendments or reports for the purpose of updating such description.

          All documents filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment, which indicates that the securities offered hereby have been sold or which deregisters the securities covered hereby then remaining unsold, shall also be deemed to be incorporated by reference into this Registration Statement and to be a part hereof commencing on the respective dates on which such documents are filed.

Item 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

          Sections 23B.08.500 through 23B.08.600 of the Washington Business Corporation Act (the "WBCA") authorize a court to award, or a corporation's board of directors to grant, indemnification to directors and officers on terms sufficiently broad to permit indemnification under certain circumstances for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"). Section 10 of the registrant's Amended and Restated Bylaws provides for indemnification of the registrant's directors, officers, employees and agents to the maximum extent permitted by Washington law. The directors and officers of the registrant also may be indemnified against liability they may incur for serving in that capacity pursuant to a liability insurance policy maintained by the registrant for such purpose.

          Section 23B.08.320 of the WBCA authorizes a corporation to limit a director's liability to the corporation or its shareholders for monetary damages for acts or omissions as a director, except in certain circumstances involving intentional misconduct, knowing violations of law or illegal corporate loans or distributions, or any transaction from which the director personally receives a benefit in money, property or services to which the director is not legally entitled. Section 5.2 of the registrant's Fourth Amended and Restated Articles of Incorporation contains provisions implementing, to the fullest extent permitted by Washington law, such limitations on a director's liability to the registrant and its shareholders.

Item 8.   EXHIBITS


   Exhibit
   Number                                 Description
-------------    ---------------------------------------------------------------
     5.1         Opinion of Perkins Coie LLP regarding legality of the Common
                 Stock being registered
    23.1         Consent of Ernst & Young LLP, Independent Auditors
    23.2         Consent of Perkins Coie LLP (included in opinion filed as
                 Exhibit 5.1)
    24.1         Power of Attorney (see signature page)
    99.1         Primus Knowledge Solutions, Inc. 1999 Employee Stock Purchase
                 Plan (incorporated by reference to Exhibit 10.21 to the Registration Statement on Form S-1)
    99.2         Primus Knowledge Solutions, Inc. 1999 Stock Incentive
                 Compensation Plan (incorporated by reference to Exhibit 10.20 to the Registration Statement on Form S-1)
    99.3         Primus Knowledge Solutions, Inc. 1995 Stock Incentive
                 Compensation Plan (incorporated by reference to Exhibit 10.19 to the Registration Statement on Form S-1)
    99.4         Symbologic Corporation Non-Employee Director Stock Option Plan
                 (incorporated by reference to Exhibit 10.18 to the Registration
                 Statement on Form S-1)
    99.5         Symbologic Corporation Employee Stock Option and Restricted
                 Stock Award Plan (incorporated by reference to Exhibit 10.17 to the Registration Statement on Form S-1)

Item 9.   UNDERTAKINGS

A.        The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and
               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;


provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefits plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on the 30th day of June, 1999.


                                   PRIMUS KNOWLEDGE SOLUTIONS, INC.

                                   /s/ MICHAEL A. BROCHU
                                   ---------------------------------------------
                                   By: President, Chief Executive Officer and
                                   Chairman of the Board


          Each person whose individual signature appears below hereby authorizes Michael A. Brochu and Elizabeth J. Huebner, or either of them, as attorneys-in-fact with full power of substitution, to execute in the name and on the behalf of each person, individually and in each capacity stated below, and to file, any and all amendments to this Registration Statement, including any and all post-effective amendments.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below on the 30th day of June, 1999.

             Signature                                                      Title
             ---------                                                      -----
/s/ MICHAEL A. BROCHU                                 President, Chief Executive Officer and Chairman of the Board
---------------------------------------------
Michael A. Brochu                                     (Principal Executive Officer)

/s/ ELIZABETH J. HUEBNER                              Vice President, Chief Financial Officer, Secretary and
---------------------------------------------
Elizabeth J. Huebner                                  Treasurer (Principal Financial and Accounting Officer)

/s/ ANTONIO M. AUDINO                                 Director
---------------------------------------------
Antonio M. Audino

/s/ PROMOD HAQUE                                      Director
---------------------------------------------
Promod Haque

/s/ FREDRIC W. HARMAN                                 Director
---------------------------------------------
Fredric W. Harman

/s/ YASUKI MATSUMOTO                                  Director
---------------------------------------------
Yasuki Matsumoto

                               INDEX TO EXHIBITS

   Exhibit
   Number                                  Description
------------    ----------------------------------------------------------------
     5.1        Opinion of Perkins Coie LLP regarding legality of the Common
                Stock being registered
    23.1        Consent of Ernst & Young LLP, Independent Auditors
    23.2        Consent of Perkins Coie LLP (included in opinion filed as
                Exhibit 5.1)
    24.1        Power of Attorney (see signature page)
    99.1        Primus Knowledge Solutions, Inc. 1999 Employee Stock Purchase
                Plan (incorporated by reference to Exhibit 10.21 to the Registration Statement on Form S-1)
    99.2        Primus Knowledge Solutions, Inc. 1999 Stock Incentive
                Compensation Plan (incorporated by reference to Exhibit 10.20 to the Registration Statement on Form S-1)
    99.3        Primus Knowledge Solutions, Inc. 1995 Stock Incentive
                Compensation Plan (incorporated by reference to Exhibit 10.19 to the Registration Statement on Form S-1)
    99.4        Symbologic Corporation Non-Employee Director Stock Option Plan
                (incorporated by reference to Exhibit 10.18 to the Registration
                Statement on Form S-1)
    99.5        Symbologic Corporation Employee Stock Option and Restricted
                Stock Award Plan (incorporated by reference to Exhibit 10.17 to the Registration Statement on Form S-1)